Exhibit (k)(12)

FORM OF EXECUTION VERSION

JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Joinder Supplement is being executed and delivered under Section 2.1(c) of the Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among New Mountain Finance Corporation, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), the Borrower, the Administrative Agent, Wells Fargo Bank, National Association, as the Swingline Lender, each of the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Custodian.  Capitalized terms used but not defined herein shall have the meaning provided in the Loan and Security Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Revolving Lender party to the Loan and Security Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)                                 Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender and the Borrower, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”).  Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”).  From and after the Joinder Effective Date, the Proposed Lender shall be a Revolving Lender party to the Loan and Security Agreement for all purposes thereof.

(b)                                 Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

(c)                                  By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent and the other Lenders as follows:  (i) none of the Administrative Agent and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Security Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Security Agreement or any other instrument or document furnished pursuant thereto, or the Collateral, or the financial condition of the Collateral Manager or the Borrower, or the performance or observance by the Collateral Manager or the Borrower of any of their respective obligations under the Loan and Security

Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; provided, however, that as of the date hereof, the Administrative Agent confirms that it has not received notice of any outstanding Event of Default from the Borrower; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Security Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan and Security Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Security Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lenders) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Security Agreement are required to be performed by it as a Revolving Lender.

(d)                                 Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e)                                  This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

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SCHEDULE I TO
JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR JOINDER SUPPLEMENT

Re:                             Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower, Wells Fargo Bank, National Association, as the administrative agent, Wells Fargo Bank, National Association, as the swingline lender, each of the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Custodian.

Item 1: Date of Joinder Supplement:	January 8, 2019

Item 2: Proposed Lender:	Old Second National Bank

Item 3:	Commitment - $10,000,000

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Item 4:  Signatures of Parties to Agreement:

OLD SECOND NATIONAL BANK, as
Proposed Lender

By:
Name:
Title:

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

By: New Mountain Finance Corporation, its managing member

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

SCHEDULE II TO
JOINDER SUPPLEMENT

ADDRESS FOR NOTICES
AND
WIRE INSTRUCTIONS

Address for Notices:

With a copy to:

Wire Instructions:

SCHEDULE III TO
JOINDER SUPPLEMENT

FORM OF
JOINDER EFFECTIVE NOTICE

To:                             New Mountain Finance Holdings, L.L.C.
787 Seventh Avenue, 49th Floor
New York, NY 10019

Wells Fargo Bank, National Association
550 South Tryon Street
Charlotte, NC 28202

Old Second National Bank
333 W. Wacker Drive, Suite #710
Chicago, IL 60606

The undersigned, as Administrative Agent under the Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”), the Administrative Agent, Wells Fargo Bank, National Association, as the Swingline Lender, each of the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Custodian is delivering this Joinder Effective Notice in connection with the Joinder Supplement dated as of January 8, 2019, among you, the Borrower and the Administrative Agent.  [Note: attach copies of Schedules I and II from the applicable Joinder Supplement.]  Terms defined in such Joinder Supplement are used herein as therein defined.

Pursuant to such Joinder Supplement, you are advised that the Joinder Effective Date for Old Second National Bank will be January 8, 2019 with a Commitment of $10,000,000.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title: